UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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West Marine, Inc.
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Please refer to our definitive proxy statement for our 2016 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 15, 2016 (the “Proxy Statement”). Capitalized terms used but not defined in these definitive additional materials have the meaning given in the Proxy Statement.
In order to clarify the limits on certain awards under the Equity Incentive Plan, to remove the provision allowing for more than 1.5 million Shares subject to options or SARs to be issued in a fiscal year, and to add a limit on non-employee Director compensation, the paragraph under “Proposal #4: Approval of the West Marine, Inc. Omnibus Equity Incentive Plan-Summary Description of the Equity Incentive Plan-Individual Limits,” is replaced in its entirety with the following two paragraphs:
No individual associate may be granted more than one million five hundred thousand (1,500,000) Shares subject to any performance-based stock awards in any given fiscal year. In addition, no individual associate may be granted more than one million five hundred thousand (1,500,000) Shares subject to options or SARs (or any combination of options and SARs) in any given fiscal year.  For performance-based cash awards, no individual associate may receive more than two million ($2,000,000) dollars in any given fiscal year. The performance period for Performance-Based Awards under the Equity Incentive Plan is the period of time selected by the Compensation Committee or the Board over which the attainment of one or more Performance Goals (as defined below) will be measured ("Performance Period").

In addition, the maximum number of shares of common stock subject to stock awards granted under the Equity Incentive Plan or otherwise during any given fiscal year to any non-employee Director for service on the Board, taken together with any cash fees paid by the Company to such non-employee Director with respect to such fiscal year for service on the Board, will not exceed three hundred thousand dollars ($300,000) in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The Board may make exceptions to such limit for individual non-employee Directors in extraordinary circumstances (for example, to compensate a Director for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
We have revised the Performance Criteria under the Equity Incentive Plan to remove the following:

•	(xxii) implementation of completion of projects or processes;

•	(xxiii) quantifiable, objective measures of individual performance relevant to the particular employee’s job responsibilities; and

•	(xxix) other objective performance goals as may be determined by the Compensation Committee.
The paragraph under “Proposal #4: Approval of the West Marine, Inc. Omnibus Equity Incentive Plan-Summary Description of the Equity Incentive Plan-Performance Criteria” is replaced in its entirety with the following paragraph:
The Performance Criteria that the Compensation Committee may use to establish Performance Goals may be based on any one of, or combination of, the following as determined by the Compensation Committee or the Board: (i) income or earnings (before or after taxes), (ii) operating income or operating income after taxes; (iii) earnings per share or earnings per share growth; (iv) sales, net sales, sales growth, total revenue, or revenue growth; (v) product revenue; (vi) pre-tax profit or pre-tax or pre-bonus, pre-tax operating profit; (viii) operating profit or net operating profit; (ix) return measures (including, but not limited to, return on assets, return on investment, return on capital, return on capital employed, return on invested capital, return on equity, sales, or revenue); (x) shareholder’s equity or average stockholder’s equity; (xi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow per share and cash flow return on investment); (xii) earnings before or after taxes, interest or depreciation; (xiii) earnings before or after taxes, interest, depreciation, and amortization; (xiv) margin (including gross or operating margins), (xv) economic value added (or an equivalent metric); (xvi) share price, share price performance, share price return or relative share price (including, but not limited to, growth measures and total shareholder return), (xvii) market share or change in market share, (xviii) expense or cost reduction goals; (xix) customer retention or satisfaction; (xx) working capital targets or improvement in or attainment of working capital goals; (xxi) debt reduction; (xxii) debt reduction or debt levels; (xxiii) capital expenditures; (xxiv) workforce diversity; (xxv) reduction in billings; and (xxvi) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance determined by the Compensation Committee or the Board.

The Equity Incentive Plan document was revised to reflect the changes described above, and the revised Equity Incentive Plan was unanimously approved by the Board. A copy of the revised Equity Incentive Plan is attached hereto as Appendix A.

Appendix A

WEST MARINE, INC.
AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 26, 2016
[APPROVED BY THE STOCKHOLDERS: MAY 26, 2016]

SECTION 1
ESTABLISHMENT, PURPOSE AND DURATION
1.1Establishment of the Plan. West Marine, Inc., a Delaware corporation (the "Company"), previously established the "West Marine, Inc. 1993 Omnibus Equity Incentive Plan,” and the “West Marine, Inc. Nonemployee Director Stock Option Plan,” and merged those plans effective as of March, 2002, which merged plan was amended and restated in its entirety effective May 21, 2008 and May 19, 2011, was subsequently amended on March 30, 2012 and February 21, 2014, and thereafter amended and restated in its entirety to incorporate such amendments effective March 26, 2014 (collectively, the “Prior Plan”). The Prior Plan is hereby amended and restated in its entirety and is effective as of April 26, 2016 (“Effective Date”), subject to the approval by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote at such meeting (the “Plan”). Any awards issued under the Prior Plan, together with the terms and conditions of any award agreement previously issued to any participant under the Prior Plan, shall continue in force and effect under the terms of the Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Awards, Performance Cash Awards, and Other Stock-Based Awards as described in the Plan.
1.2Purpose of the Plan. The purpose of the Plan, through the granting of Awards, is intended to promote the success, and to enhance the value, of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing such Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, to achieve long-term Company objectives, and to enable, if applicable, Awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
1.3Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan.
SECTION 2
DEFINITIONS
The following terms shall have the meanings set forth below, unless plainly required by the context:

2.1"Affiliated SAR" means a Stock Appreciation Right that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.
2.2"Award" means, individually or collectively, a grant under the Plan of a Stock Award and/or a Performance Cash Award.
2.3“Award Agreement” means a written agreement, instrument, document or arrangement setting forth the terms and provisions applicable to Awards granted to Participants under this Plan. An Award Agreement shall not require the signature of the Participant and/or the Company. The approval of an Award by the Company, the Committee and/or the Board (in accordance with the Plan), together with notice of the Award to the Participant (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, the Participant of the Award reflected in the Award Agreement and/or notice of Award, unless such Participant expressly rejects such Award and/or the Award Agreement in writing.
2.4“Beneficiary” means the person designated in accordance with Section 13 of the Plan.
2.5"Board" or "Board of Directors" means the Board of Directors of the Company.
2.6“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities unless such acquisition has been approved in advance by the Board;
(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date of the Plan and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by (x) a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or (y) by persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (i);
(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity acquiring such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e) a complete liquidation or dissolution of the Company.
2.7"Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any valid final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
2.8"Committee" means the Compensation and Leadership Development Committee of the Board or any successor committee appointed by the Board to administer the Plan with respect to grants of Awards, or any subcommittee thereof.
2.9“Common Stock” means the common stock of the Company, par value $0.001 per Share.
2.10"Company" means West Marine, Inc., a Delaware corporation, or any successor thereto.
2.11 “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.
2.12“Date of Grant” means:
(a)           for annual Awards to Participants who are current Employees of the Company, the 14th day of March of each year, or if the 14th falls on a weekend or a holiday, the immediately preceding business day in March; and

(b)           for one-time Awards made to Participants who are newly-hired Employees, the 10th business day of the calendar month following the new Employee’s date of hire; and
(c)           for one-time Awards made to existing Employee Participants who are promoted and whom the Management Committee or the Committee determines are entitled to receive an Award, the 3rd business day following the release of quarterly earnings which occurs immediately following the effective date of the promotion;  and
(d)           for annual Awards made to Non-Employee Directors, the close of each annual meeting of the Company’s stockholders at which the Non-Employee Director is nominated for reelection and is so elected by the stockholders; and
(e)           for Awards, other than annual Awards, made to Non-Employee Directors appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board), the first day of attendance by such newly-appointed Non-Employee Director at the first to occur of a Board meeting or a meeting of any of the Board’s standing committees; and
(f)           for any other Awards and/or for Awards set forth in subsections (a) through (e) above notwithstanding the dates set forth therein, any date designated by the Committee as the date as of which an Award is granted, which shall not be earlier than the date on which the Committee approves the granting of such Award.
2.13"Director" means any individual who is a member of the Board of Directors of the Company.
2.14"Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3).
2.15"Employee" means any employee of the Company or of the Company's Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.16"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.
2.17"Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date as reflected by composite transactions on the Nasdaq National Market System, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.18“Freestanding SAR" means a Stock Appreciation Right that is granted independently of any Options.
2.19"Incentive Stock Option" or "ISO" means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.20"Insider" shall mean an individual who, on the relevant date, is a Company Director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the outstanding Shares.
2.21“Management Committee” means a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the Vice President of Human Resources, or such other Company officers that the Committee may designate from time to time, to whom the Committee has delegated authority to grant Awards to Employees not constituting Insiders, pursuant to and consistent with the terms of this Plan and applicable law.
2.22"Non-Employee Director" shall mean a Director who is an employee of neither the Company nor any Subsidiary (within the meaning of Rule 16b-3(b) promulgated under the Exchange Act).
2.23"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares which is not intended to be an Incentive Stock Option.
2.24"Option" means an Incentive Stock Option or a Nonqualified Stock Option.
2.25"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
2.26“Other Stock-Based Award” means a right, granted to a Participant under Section 12, that relates to or is valued by reference to Shares.
2.27“Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.
2.28"Participant" means an Employee or Non-Employee Director to whom an Award is granted, or who holds (or if applicable, any other person who holds) an outstanding Stock Award granted under the Plan.
2.29“Performance Cash Award” means an award of cash granted pursuant to the terms of Section 10.
2.30“Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee or the Board: (i) income or earnings (before or after taxes), (ii) operating income or operating income after taxes; (iii) earnings per share or earnings per share growth, (iv) sales, net sales, sales growth, total revenue, or revenue growth, (v) product revenue; (vi) pre-tax profit or pre-tax or pre-bonus, pre-tax operating profit, (viii) operating profit or net operating profit; (ix) return measures (including, but not limited to, return on assets, return on investment, return on capital, return on capital employed, return on invested capital, return on equity, sales, or revenue), (x) shareholder’s equity or average stockholder’s equity; (xi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow per share and cash flow return on investment), (xii) earnings before or after taxes, interest or depreciation; (xiii) earnings before or after taxes, interest, depreciation, and amortization, (xiv) margin (including gross or operating margins), (xv) economic value added (or an equivalent metric); (xvi) share price, share price performance, share price return or relative share price (including, but not limited to, growth measures and total shareholder return), (xvii) market share or change in market share, (xviii) expense or cost reduction goals; (xix) customer retention or satisfaction, (xx) working capital targets or improvement in or attainment of working capital goals, (xxi) debt reduction; (xxii) debt reduction or debt levels; (xxiii) capital expenditures; (xxiv) workforce diversity; (xxv) reduction in billings; ; and (xxvi) to the extent that an Award is not intended to comply with Section 162(m) of the code, other measures of performance determined by the Committee or the Board.
2.31“Performance Goals” mean, for a Performance Period, the one or more goals established by the Committee or the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be measured with respect to the Company or any one or more of its Subsidiaries or one or more of its business units, divisions and either in absolute terms or as compared to another company or companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee or the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under accounting principles generally accepted in the United States; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
2.32“Performance Period” means the period of time selected by the Committee or the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee or the Board.
2.33"Performance Stock Award" means a Stock Award granted to a Participant pursuant to Section 9.
2.34"Period of Restriction" means, for Stock Awards, the period during which the transfer of Shares of a Stock Award is limited in some way (based on the passage of time, the achievement of one or more Performance Criteria and/or Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and/or the Shares are subject to a substantial risk of forfeiture, as provided in Section 9, and/or Performance Cash Awards, the period during with the transfer of payment with respect to such Performance Cash Award is limited in some way (based on the achievement of one or more Performance Criteria and/or Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Performance Cash Awards are subject to a substantial risk of forfeiture as provided in Section 10.
2.35"Restricted Stock Award" means a Stock Award comprised of Restricted Stock or Restricted Stock Units granted to a Participant pursuant to Section 8.
2.36Restricted Stock Unit Award” means a Restricted Stock Unit Award granted to a Participant pursuant to Section 8.
2.37"Shares" means the shares of Common Stock of the Company.
2.38“Stock Award” means any right to receive Shares granted under the Plan including a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or any Other Stock-Based Award.
2.39"Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7 including, without limitation, a Freestanding SAR, an Affiliated SAR and a Tandem SAR.
2.40"Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.41"Tandem SAR" means a Stock Appreciation Right that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).
2.42“Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
SECTION 3
ADMINISTRATION
3.1The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who must be Non-Employee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.
3.2Authority of the Committee or the Board. The Committee or the Board shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein: to determine the size and types of Awards and when and how such Awards will be granted; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine the number of shares of Common Stock subject to, or the cash value of, an Award; to determine the terms and conditions of each Award Agreement, which need not be identical for each Participant; to construe and interpret the Plan and any or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Section 16 herein) to amend the terms and conditions of any outstanding Stock Award to the extent such terms and conditions are within the discretion of the Committee and the Board as provided in the Plan; to construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Committee or the Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective; to settle all controversies regarding the Plan and Awards granted under it, subject to any restrictions contained in this Plan; to accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Shares may be issued); to submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3 promulgated under the Exchange Act; to approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Committee or Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Committee or the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements; and generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers, including to the Management Committee; provided, however, that only the Committee may administer the Plan with respect to Insiders, except that the Committee may delegate its power to issue Options to Insiders so long as such Options are not exercisable for at least six (6) months after the grant of the Option Award.
3.3Decisions Binding. All determinations and decisions made by the Committee or the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Committee or the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.
3.4Limitation of Liability. Each member of the Committee and the Board shall be entitled to rely or act in good faith upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any Employee of the Company acting on behalf of the Committee, including, without limitation, the Management Committee or any member thereof, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any such Employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company, pursuant to Section 18 hereof, with respect to any such action, determination, or interpretation.
3.5    Exercisability of Stock Awards. Except as otherwise permitted or required under the Plan, any stock-settled Stock Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) generally will vest in three equal annual installments over a three (3)-year period following the Date of Grant. This Section 3.5 shall not apply to (i) any Stock Award that becomes vested based on the achievement of Performance Goals, (ii) Stock Awards to Non-Employee Directors, or (iii) Stock Awards involving an aggregate number of Shares of Common Stock not exceeding 10% of the number of Shares available for Stock Awards under the first sentence of Section 4.1 as of the Effective Date.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan, including shares subject to Stock Awards previously issued and outstanding under the Company’s 1993 Omnibus Equity Incentive Plan and Nonemployee Director Stock Option Plan, may not exceed 10,300,000. These 10,300,000 Shares may be either authorized but unissued or reacquired Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:
a.While a Stock Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.
b.The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Stock Award.
c.The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).
d.The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.
e.The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.
f.The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Stock Awards.
g.Commencing with the Effective Date of this Plan, each grant of a Restricted Stock Award, a Performance Stock Award, or any other “full-value” Share-based award shall reduce the authorized Share pool by 2.0 Shares.
h.To the extent that a Stock Award is settled in cash rather than in Shares, the Shares reserved for such Award shall not be deducted from the authorized Share pool.
i.To the extent Shares are withheld from any Stock Award by the Company to pay taxes applicable to any Stock Award, such Shares shall be deducted from the authorized Share pool.

j.Shares tendered by a Participant to pay the exercise price of any Option or to satisfy tax-withholding obligations of any Stock Award shall not be added to the authorized Share pool.
4.2Lapsed Awards. If any Stock Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Stock Award again shall be available for the grant of a Stock Award under the Plan. Without limiting the foregoing, to the extent a “full-value” share-based award such as Restricted Stock Award or a Performance Stock Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Period, the same number of Shares shall be added to the authorized share pool as were deducted when such Stock Award first was granted.
4.3Adjustments in Authorized Shares. Adjustments in Authorized Shares. In the event of any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto), including but not limited to a stock dividend, stock split, spin-off, rights offering, recapitalization through a nonrecurring cash dividend, Share combination, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, such adjustment shall be made in the number and/or class of Shares which may be delivered under the Plan (including adjustment to the limits contained in Section 11.2), and in the number and/or class of and/or price of Shares subject to outstanding Stock Awards granted under the Plan, as is necessary to equalize a Stock Award’s value before and after an equity restructuring, and provided that the number of Shares subject to any Stock Award shall always be a whole number. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, or other change in the corporate structure of the Company that does not constitute such an equity restructuring, the Committee may make such adjustment, if any, as it deems appropriate in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan.
SECTION 5
ELIGIBILITY AND PARTICIPATION
5.1Eligibility. Persons eligible to participate in this Plan include all Employees and Non-Employee Directors of the Company and its Subsidiaries, as determined by the Committee.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Award, subject to the Committee’s delegation of its powers, including to the Management Committee, as set forth in this Plan.

5.3Annual Limit on Non-Employee Director Awards. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director for service on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director with respect to such calendar year for service on the Board, will not exceed $300,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
SECTION 6
STOCK OPTIONS
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant, subject to the Committee’s delegation of powers, including delegation to the Management Committee, as set forth in this Plan. The Committee may grant ISOs, NQSOs, or a combination thereof.
6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, provided that if the Stock Award Agreement does not so specify, the Option shall be a NQSO.
6.3Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion, provided that:
6.3.1Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.
6.3.2Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

6.4Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that for grants made on or after the Effective Date of this Plan, no Option may be exercised after the expiration of seven (7) years from the date the Option was granted. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option, provided, however, that on or after the Effective Date of this Plan, no extension shall make the Option exercisable more than seven (7) years after the date the Option was granted.
6.5Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine or as otherwise set forth in this Plan. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option, subject to any restrictions on acceleration as set forth elsewhere in this Plan. However, in no event may any Option granted to an Insider be exercisable until six (6) months following the date of its grant, unless the Option was awarded by a committee comprised solely of two or more Non-Employee Directors.
6.6Payment. Options shall be exercised by the Participant's delivery of a notice of exercise to the Secretary of the Company, to the Company’s designated broker, or to another person designated by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall transfer into the Participant's name, by book entry into Participant’s brokerage account or by causing a Share certificate(s) to be issued to Participant, the number of Shares purchased under the Option(s).
6.7Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8Certain Additional Provisions for Incentive Stock Options.
6.8.1Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other limitation required under Section 422(d) of the Code.
6.8.2Termination of Employment. No Incentive Stock Option may be exercised more than three months after the effective date of the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of death or Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement permits later exercise.
6.8.3Employees Only. Incentive Stock Options may be granted only to persons who are Employees at the time of grant. Non-Employee Directors shall not be eligible to receive Incentive Stock Options.
6.9Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 13. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
SECTION 7
APPRECIATION RIGHTS
7.1Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee and/or a Non-Employee Director on the Date of Grant. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of any SAR, including Affiliated SARs, Freestanding SARs, Tandem Sars, or any combination thereof, shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR. In no event shall any SAR granted to an Insider become exercisable within the first six (6) months after the date it was granted, unless the SAR was awarded by a committee comprised solely of two or more Non-Employee Directors.
7.2Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.3Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.
7.4Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.
7.5Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, that for grants made on or after the Effective Date of this Plan, no SAR may be exercised after the expiration of seven (7) years from the date the SAR was granted..
7.6SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise and such other provisions as the Committee, in its sole discretion, shall determine. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option or extend the term of the SAR, subject to any restrictions on acceleration as set forth elsewhere in this Plan, provided, however, that on or after the Effective Date of this Plan, no extension shall make the SAR exercisable more than seven (7) years after the date the SAR was granted.
7.7Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.8Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
7.9Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 13. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
SECTION 8

RESTRICTED STOCK AWARDS
8.1Grant of Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Awards to Employees and Non-Employee Directors on the Date of Grant in such amounts as the Committee, in its sole discretion, shall determine.
8.2Restricted Stock Award Agreement. Each Restricted Stock Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares or Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. However, in no event may any Restricted Stock Award granted to an Insider become vested prior to six (6) months following the Date of Grant, unless the Restricted Stock Award was awarded by a committee comprised solely of two or more Non-Employee Directors.
8.3Transferability. Except as provided in this Section 8, Shares of Restricted Stock Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
8.4Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Restricted Stock Awards as it may deem advisable including, without limitation, Performance Criteria, Performance Goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.
8.5Certificate Legend. The Committee may cause a legend or legends to be placed on any such Restricted Stock Award certificates to make appropriate reference to any restrictions that may be applicable to Shares. In addition, during any Period of Restriction, or during any period during which delivery or receipt of a Stock Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to a Stock Award shall remain in the physical custody of the Company or such other person as the Committee may designate.
8.6Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock Award grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the applicable legend or legends required by Section 8.5 removed from his or her Share certificate.
8.7Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock (but excluding Restricted Stock Units) granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Stock Award Agreement.
8.8Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Stock Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
8.9Return of Restricted Stock to Company. Subject to the applicable Stock Award Agreement and Section 8.6, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Stock Award Agreement, the Restricted Stock for which the Period of Restriction has not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.
SECTION 9
PERFORMANCE STOCK AWARDS
9.1Grant of Performance Stock Awards. Subject to the terms of the Plan, Performance Stock Awards may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have complete discretion in determining the number of Performance Stock Awards granted to each Participant, subject to the Committee’s delegation of its powers, including to the Management Committee, as set forth in this Plan. With respect to Covered Employees, Performance Stock Awards are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established Performance Criteria and/or Performance Goals within the meaning of Section 162(m) and the regulations thereunder. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.
9.2Maximum Individual Performance Stock Awards. No Employee may be granted more than the maximum number of Shares set forth in Section 11, which are subject to any combination of Performance Stock Awards in any given calendar year. The maximum payout for any Covered Employee for a Performance Stock Award paid in cash is set forth in Section 11.2.2. The Share amounts in this Section 9.2 are subject to the Share amount set forth in Section 4.1 and the adjustment provisions under Section 4.3. The Committee shall determine the applicable Performance Goals.

9.3Value of Performance Units/Shares. Each Performance Stock Award shall have an initial value equal to one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Shares that will be paid out to the Participants upon vesting. Performance Periods of Performance Stock Awards granted to Insiders shall, in all cases, exceed six (6) months in length, unless the Performance Stock Awards were granted by a committee comprised solely of two or more Non-Employee Directors.
9.4Earning of Performance Stock Awards. After the applicable Performance Period has ended, the holder of Performance Stock Awards shall be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
9.5Form and Timing of Payment of Performance Stock Awards. The settlement of any earned Performance Stock Awards shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Stock Awards in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Stock Awards at the close of the applicable Performance Period) or in a combination thereof. Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Stock Award payout upon such terms as the Committee shall determine.
9.6Cancellation of Performance Stock Awards. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Stock Awards shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.
9.7Performance Stock Award Agreement. Each Performance Stock Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Performance Criteria, the Performance Goals, the Performance Period and the Period (or Periods) of Restriction, the number of Performance Stock Award Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. However, in no event may any Performance Stock Award granted to an Insider become vested prior to six (6) months following the Date of Grant, unless the Performance Stock Award was awarded by a committee comprised solely of two or more Non-Employee Directors.
9.8Nontransferability. Performance Stock Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

9.9Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Performance Stock Award granted under this Section 9 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
SECTION 10
PERFORMANCE CASH AWARDS
10.1Grant of a Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 11.2.2) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.
10.2Maximum Individual Performance Cash Awards. No Performance Cash Award may exceed the maximum amount to any Employee set forth in Section 11.2.2 in any given calendar year.
10.3Form and Timing of Payment of Performance Cash Awards. The Committee or the Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Committee or the Board may specify, to be paid in whole or in part in cash or other property. Any earned Performance Cash Award shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period.
10.4Performance Cash Award Agreement. Each Performance Cash Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Performance Criteria, the Performance Goals, the Performance Period and the Period (or Periods) of Restriction, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.5Committee and Board Discretion. The Committee and the Board each retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
10.6Cancellation of Performance Cash Awards. All Performance Cash Awards for which a Performance Goal has not been met shall not be deemed earned by a Participant. Additionally, if the Performance Goal is met for the applicable Performance Period, but the Participant’s employment is terminated, whether such termination is voluntary or involuntary, prior to the date such Performance Cash

Award is distributed to all Participants, unless otherwise determined by the Committee or the Board, such terminated Participant’s Performance Cash Award shall be forfeited by the Participant immediately upon such termination.
SECTION 11
APPLICATION OF CODE SECTION 162(m)
11.1 Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock).
11.2    Section 162(m) Limitations. At such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, and subject to the provisions of Sections 4.1 and 4.3, the following limitations will apply:
11.2.1A maximum of one million five hundred thousand (1,500,000) Shares of Common Stock subject to Options or SARs may be granted to any Employee during any fiscal year. A maximum of one million five hundred and thousand (1,500,000) Shares of Common Stock subject to Performance Stock Awards (other than Options or SARs) may be granted to any one Employee during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
11.2.2 The maximum payout with respect to a Performance Cash Award to any one Employee during any one fiscal year is two million ($2,000,000) dollars.
SECTION 12
OTHER STOCK-BASED AWARDS
12.1    Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries.
12.2    Terms and Conditions. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, which may include Performance Criteria and Performance Goals. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.
12.3    Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Other Stock-Based Award granted under this Section 12 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
SECTION 13
BENEFICIARY DESIGNATION
As provided in this Section 13, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit and/or who may exercise any vested Stock Award under the Plan following the Participant's death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Stock Award may be exercised by the administrator or executor of the Participant's estate.
SECTION 14
DEFERRALS
The Committee, in its sole discretion, may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Stock Awards. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.
SECTION 15
RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or any Non-Employee Director’s service with the Company, or any Subsidiary thereof, at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
SECTION 16
AMENDMENT, SUSPENSION, OR TERMINATION AND REPRICING
The Board or the Committee, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan's continued qualification under Rule 16b-3 promulgated under the 1934 Act; to submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3 promulgated under the Exchange Act to approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Committee or Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Committee or the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements; and generally, to exercise such powers and to perform such acts as the Committee or the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall amend the Plan, or any part thereof, to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right without obtaining shareholder approval of such amendment. For this purpose “repricing” means (i) any transaction that would have the effect of repricing an Option or Stock Appreciation Right under applicable financial accounting standards, or (ii) with respect to an Option with an exercise price equal to or greater than the Fair Market Value of the underlying stock, either the Company’s cancellation of such Option in exchange for another Award or the Company’s purchase of such Option for cash. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any material rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension, or after termination, of the Plan.
SECTION 17
WITHHOLDING
17.1    Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any Awards.
17.2    Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee.

17.3    Shares Withholding Election for Insiders. Notwithstanding anything to the contrary contained in Section 17.2 above or other Sections of this Plan, an Insider rather than the Committee or the Company, shall have the sole right to determine and direct the Company to withhold Shares to satisfy any applicable taxes and fees attributable to the settlement of any Stock Award in Shares, provided that: (1) the Insider makes such election prior to Tax Date;(2) the Insider makes the election during an open trading window set by the Company; and (3) the election will be irrevocable once made, unless any modification of such election is made during an open trading window.
17.4    No Tax Gross-Ups. In no event will the Company pay, reimburse or provide any “gross-up” payment to, the Participant for taxes on the income recognized as a result of the grant, vesting, exercise or sale of any Award.
SECTION 18
INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, or who had been delegated a duty by them under the Plan including, without limitation, the Management Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act, which such person took or failed to take, in good faith, in carrying out his or her duties under the Plan or any Award Agreement, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 19
SUCCESSORS
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 20
CHANGE IN CONTROL RESTRICTIONS
Notwithstanding anything to the contrary contained in this Plan, in no event may the Committee accelerate the vesting and exercisability of any Award in the event of a Change in Control unless such vesting and exercisability is conditioned on the consummation of such Change in Control and either (i) the Participant’s employment with the Company is terminated, or (ii) the Committee or the Board determines that (A) such outstanding Awards will not be assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding Awards.

SECTION 21
ELECTRONIC DELIVERY
Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
SECTION 22
DEFERRALS AND COMPLIANCE WITH SECTION 409A OF THE CODE
22.1To the extent permitted by applicable law, the Committee or the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
22.2To the extent that the Committee or the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
SECTION 23
CLAWBACK/RECOVERY
Any Performance Stock Awards and Performance Cash Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company currently has in effect, or is required to adopt or modify, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law (“Clawback Policy”). In addition, the Committee or the Board may impose such clawback, recovery or recoupment provisions in an Award Agreement as the Committee or the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property as set forth in the Award Agreement, subject to the Clawback Policy. No recovery of compensation under such a Clawback Policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement or otherwise with the Company.

SECTION 24
LEGAL CONSTRUCTION
24.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
24,2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
24.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or systems as may be required.

24.4     Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
24.5     Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.
24.6     Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.